Exhibit 99.1

Avon Reports First-Quarter 2019 Results
The journey to Open Up Avon continues with More Value, Access and Productivity

•
US$ Reportable Segment Revenue down 14%, largely driven by foreign currency; Constant dollar[1] Reportable Segment Revenue down 3% with price/mix improvement driving growth in three of four geographical segments

•	Reported Operating Margin down 350 bps; Adjusted[1] Operating Margin up 50 bps

LONDON, May 2, 2019 - Avon Products, Inc. (NYSE:AVP) today announced its results for the quarter ended March 31, 2019.

	THREE MONTHS ENDED MARCH 31, 2019
			Change vs 1Q18
	Reported (GAAP)	Adjusted[1] (Non-GAAP)	Reported (GAAP)	Adjusted[1] (Non-GAAP)
Total US$ Reportable Segment Revenue	$1,181.4	$1,181.4	(14)%	(14)%
Total C$[1] Reportable Segment Revenue Change			(3)%	(3)%
Gross Margin	56.4%	56.8%	(200) bps	(160) bps
Operating Margin	(0.3)%	4.5%	(350) bps	50 bps
Diluted EPS	$(0.09)	$0.03	$(0.03)	$0.05
Effective Tax Rate	(433.3)%	54.2%	*	*
Free Cash Flow[1]	$(117.1)	$(117.1)	$6.2	$6.2
*Calculation not meaningful

Jan Zijderveld, Avon CEO, said, “We are pleased with the progress that we have made in the first quarter. We delivered constant-dollar revenue improvements in three of our four geographical segments, adjusted operating margin expansion of 50 basis points and free cash flow1 in line with seasonal trends, as we continue to make progress deploying our Open Up Avon strategies."

Mr. Zijderveld continued, "In the first quarter, our journey to Open Up Avon progressed, offering More Value, More Access and Improved Productivity for our millions of Representatives and customers. Our relentless focus on revenue growth management, including less discounting and more targeted and effective incentives and promotion management led to a 6% improvement in Average Orders and drove overall price/mix up 8% across our portfolio. Asia Pacific showed strong growth, as evidenced by expanded customer access and strong e-Commerce sales. Our ongoing focus on training contributed to continued improvement in Representative productivity. We are further reducing our costs, driving efficiencies and simplifying our business."

Mr. Zijderveld underscored, “Empowering women around the world to more productively and effectively build successful social selling businesses and generate relevant earnings remains core to our strategy and the key driver of our future growth."

Gustavo Arnal, Avon CFO, said, “I am excited to join Avon at such a pivotal time in its transformation journey. I look forward to helping Jan and the management team continue to drive the Open Up Avon strategy and build on the steps already taken to create a simpler, leaner and more agile business. The Company made good progress in the first quarter. I will work with senior leaders to sharpen the key focus areas to accelerate shareholder value creation.”

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Highlights for First-Quarter 2019:

•
Total Reportable Segment Revenue decreased 14% in reported currency and 3% in constant dollars. Increases in Asia Pacific, South Latin America and North Latin America were offset by a decline in Europe, Middle East & Africa. Price/mix increased 8% with increases reported in all segments.

•	Gross Margin of 56.4%. Adjusted Gross Margin decreased 160 basis points to 56.8%, unfavorably impacted primarily by foreign exchange, partially offset by the favorable net impact of price and mix.

•	Operating Margin of (0.3)%. Adjusted Operating Margin increased 50 basis points to 4.5%, driven by cost savings initiatives that more than offset the change in Gross Margin.

•	Diluted Loss Per Share of $0.09. Adjusted Diluted Earnings Per Share of $0.03, compared with Adjusted Diluted Loss Per Share of $0.02 for first-quarter 2018.

•	Average order in constant dollars from Reportable Segments increased 6%, driven by increases in all segments.

•	Active Representatives and Ending Representatives, both from Reportable Segments, each declined 9%, with decreases reported in all segments but largely driven by declines in Brazil and Russia.

•
Foreign currency unfavorably impacted Diluted Loss Per Share by an estimated $0.01 per share and Adjusted Diluted Earnings Per Share by an estimated $0.03 per share, driven by the strength of the U.S. dollar against the currencies of the countries in which the Company operates.

Adjustments to First-Quarter 2019 GAAP Results to Arrive at Adjusted Results
During the first quarter of 2019, the following adjustments were made to GAAP results to arrive at Adjusted results and, in total, increased Diluted earnings per share by approximately $0.12:

•
The Company recorded costs to implement ("CTI") restructuring within operating profit of approximately $54 million. Partially offsetting these costs was a gain on the sale of the China manufacturing facility of approximately $10 million for a net adjustment to income from continuing operations of approximately $43 million before tax (approximately $40 million after tax), primarily related to the Open Up Avon initiative. The costs recorded within operating profit were primarily related to headcount reductions and professional services.

•	The Company recorded a transaction fee of approximately $4 million before and after tax.
First-Quarter 2019 Segment and Top Market Review (compared with first-quarter 2018)

THREE MONTHS ENDED MARCH 31, 2019

SEGMENT RESULTS
($ in millions)
	Revenue			Active Representatives	Average Order C$	Units Sold	Price/ Mix C$	Ending Representatives
	US$		C$
Revenue & Drivers	Reported (GAAP)	% var. vs 1Q18	% var. vs 1Q18	% var. vs 1Q18	% var. vs 1Q18	% var. vs 1Q18	% var. vs 1Q18	% var. vs 1Q18

Europe, Middle East & Africa	$458.7	(19)%	(9)%	(12)%	3%	(15)%	6%	(12)%
South Latin America	414.7	(17)	1	(6)	7	(11)	12	(7)
North Latin America	192.7	(1)	1	(8)	9	(3)	4	(12)
Asia Pacific	115.3	3	7	(12)	19	(1)	8	(6)
Total from reportable segments	1,181.4	(14)	(3)	(9)	6	(11)	8	(9)
Other operating segments and business activities	5.5	(74)	(73)	*	*	*	*	*
Total Avon	$1,186.9	(15)%	(4)%	(9)%	5%	(12)%	8%	(10)%

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Operating Profit/Margin	2019 Operating Profit US$	2019 Operating Margin US$	Change in US$ vs 1Q18	Change in C$ vs 1Q18

Segment profit/margin
Europe, Middle East & Africa	$59.2	12.9%	(20) bps	20 bps
South Latin America	23.8	5.7	20	150
North Latin America	16.5	8.6	(200)	(200)
Asia Pacific	16.7	14.5	520	500
Total from reportable segments	116.2	9.8	10	60

Other operating segments and business activities	.6
Unallocated global expenses	(63.1)
CTI restructuring initiatives	(53.5)
Other Items	(4.1)
Total Avon Reported (GAAP)	$(3.9)	(0.3)%	(350) bps	(180) bps

Total Avon Adjusted (Non-GAAP)	$53.7	4.5%	50 bps	150 bps

* Calculation not meaningful
Other operating segments and business activities include revenue from the sale of products to New Avon LLC since the separation of the Company's North America business into New Avon LLC on March 1, 2016 and ongoing royalties from the licensing of the Company's name and products. Other operating segments and business activities in 2018 also included the business results for Australia and New Zealand, which the Company exited in 2018.
For a reconciliation of the difference between Reported (GAAP) and Adjusted (Non-GAAP), see "Supplemental Schedule - Non-GAAP Financial Measures" later in this release.

	THREE MONTHS ENDED MARCH 31, 2019
Revenue - % var. vs 1Q18	Reported (US$)	Reported (C$)	Top Market Revenue Drivers
Europe, Middle East & Africa	(19)%	(9)%
South Latin America	(17)%	1%
North Latin America	(1)%	1%
Asia Pacific	3%	7%

Brazil	(17)%	(2)%	impacted by a decrease in Active Representatives, partially offset by higher average order
Mexico	—%	2%	impacted by higher average order, partially offset by a decrease in Active Representatives
Argentina	(27)%	45%	impacted by higher average order, including the impact of inflationary pricing
Philippines	10%	12%	impacted by higher average order, partially offset by a decrease in Active Representatives
Russia	(31)%	(19)%	impacted by a decrease in Active Representatives

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First-Quarter 2019 Cash Flow Review (compared with first-quarter 2018)

	Three Months Ended March 31
	2019	2018	Change vs 1Q18	Drivers
Net cash used by operating activities of continuing operations	$(142.7)	$(96.3)	$(46.4)
Driven by changes in working capital including a reduction in accounts payable and accrued liabilities due to the timing of payments, including payments related to CTI restructuring, partially offset by a reduction in inventory associated with Open Up Avon.

Net cash provided (used) by investing activities of continuing operations	$25.6	$(27.0)	$52.6	Primarily due to net proceeds from the sale of the China manufacturing facility.
Free Cash Flow	$(117.1)	$(123.3)	$6.2

Net cash provided by financing activities of continuing operations	$18.0	$0.4	$17.6
Mainly due to the receipt of proceeds from the sale of the China manufacturing facility, which included an amount to be used to settle former intercompany debt, partially offset by debt issuance costs related to the new revolving credit facility entered into in February 2019. The China manufacturing debt was subsequently settled in April 2019.

Subsequent Event
Sale of New Avon
In April 2019, the Company signed an agreement with LG Household & Health Care Ltd. to sell its 19.9% ownership interest in New Avon, a privately-held company that is majority-owned and managed by an affiliate of Cerberus.
LG Household & Health Care Ltd. will acquire all of the interests of New Avon for $125.0 in cash, of which Avon will receive $24.9 in cash for its 19.9% share. The closing is expected to occur on September 30, 2019.
Conference call
Avon will conduct a conference call at 9:00 a.m. Eastern Time today to discuss its quarterly results. The dial-in number for the call is (877) 407-0789 in North America or (201) 689-8562 from international locations. The call and related slide presentation will be webcast live at investor.avonworldwide.com and can be accessed or downloaded from that site for a period of one year. A telephonic playback of the call will also be available from 12:00 p.m. Eastern Time, May 2, 2019 through May 16, 2019. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671; the passcode is 13689507. Please note that the Company intends to file its Form 10-Q on May 3, 2019.
About Avon Products, Inc.
For 130 years Avon has stood for women: providing innovative, quality beauty products which are primarily sold to women, through women. Millions of independent Representatives across the world sell iconic Avon brands such as Avon Color and ANEW through their social networks, building their own beauty businesses on a full- or part-time basis. Avon supports women's empowerment, entrepreneurship and well-being and has donated over $1 billion to women's causes through Avon and the Avon Foundation. Learn more about Avon and its products at www.avonworldwide.com. #Stand4Her

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Contacts:

INVESTORS & MEDIA:

Amy Greene
Avon Investor & Stakeholder Relations
(212) 282-5320
or
James Golden/Leigh Parrish/Sophie Throsby
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
Footnotes
1 "Adjusted" items refer to financial measures that are derived from measures calculated in accordance with GAAP, but which have been adjusted to exclude certain items. Other Adjusted financial measures that the Company refers to include constant dollar ("C$") items and Free Cash Flow which the Company defines as net cash used by operating activities of continuing operations plus net cash provided (used) by investing activities of continuing operations. All of these adjusted items are Non-GAAP financial measures as described below under "Non-GAAP Financial Measures." These Non-GAAP measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP.  Please refer to the Company's "Non-GAAP Financial Measures" description at the end of this release and the reconciliations the Company provides of these Non-GAAP financial measures to their comparable GAAP measures.
Forward-Looking Statements
This press release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s growth and long-term success, and improved representative engagement and service. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the possibility of business disruption, competitive uncertainties, and general economic and business conditions in Avon’s markets as well as the other risks detailed in Avon’s Annual Report on Form 10-K for the year ended December 31, 2018, and Avon's other filings with the Securities and Exchange Commission. Avon undertakes no obligation to update any statements in this press release for changes that happen after the date of this release.

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AVON PRODUCTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	Three Months Ended		Percent Change
	March 31
	2019	2018
Net sales	$1,116.2	$1,309.6	(15)%
Other revenue	70.7	83.9
Total revenue	1,186.9	1,393.5	(15)%

Cost of sales	517.0	579.7
Selling, general and administrative expenses	673.8	768.9
Operating (loss) profit	(3.9)	44.9	*

Interest expense	33.2	36.2
Loss on extinguishment of debt and credit facilities	2.0	—
Interest income	(1.7)	(4.2)
Other (income) expense, net	(22.6)	2.5
Gain on sale of business	(10.3)	—
Total other expenses	0.6	34.5

(Loss) income from continuing operations, before income taxes	(4.5)	10.4	*
Income taxes	(19.5)	(31.5)

Loss from continuing operations, net of tax	(24.0)	(21.1)
Loss from discontinued operations, net of tax	(9.5)	—

Net loss	(33.5)	(21.1)	(59)%
Net loss attributable to noncontrolling interests	0.8	0.8
Net loss attributable to Avon	$(32.7)	$(20.3)	(61)%

Loss per share (1)
Basic
Basic EPS from continuing operations	$(0.07)	$(0.06)	(17)%
Basic EPS from discontinued operations	(0.02)	—	*
Basic EPS attributable to Avon	$(0.09)	$(0.06)	(50%)

Diluted
Diluted EPS from continuing operations	$(0.07)	$(0.06)	(17%)
Diluted EPS from discontinued operations	(0.02)	—	*
Diluted EPS attributable to Avon	$(0.09)	$(0.06)	(50%)

Weighted-average shares outstanding:
Basic	442.2	440.9
Diluted	442.2	440.9

* Calculation not meaningful
(1) Under the two-class method, loss per share is calculated using net loss allocable to common shares, which is derived by reducing net loss by the loss allocable to participating securities and earnings allocated to convertible preferred stock. Net loss allocable to common shares used in the basic and diluted earnings per share calculation was ($38.6) and ($26.0) for the three months ended March 31, 2019 and 2018, respectively.

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AVON PRODUCTS, INC.
CONSOLIDATED BALANCE SHEETS
December 31, 2018 (Audited) and March 31, 2019 (Unaudited)
(In millions)

	March 31,	December 31,
	2019	2018
Assets
Current Assets
Cash and cash equivalents	$406.4	$532.7
Restricted cash	17.0	—
Accounts receivable, net	340.9	349.7
Inventories	532.3	542.0
Prepaid expenses and other	255.2	272.0
Held for sale assets	15.7	65.6
Total current assets	1,567.5	1,762.0

Property, plant and equipment, at cost	1,200.5	1,207.8
Less accumulated depreciation	(657.3)	(650.2)
Property, plant and equipment, net	543.2	557.6

Right-of-use assets	180.3	—
Goodwill	88.6	87.4
Deferred tax asset	204.2	212.6
Other assets	413.7	390.4
Total assets	2,997.5	3,010.0

Liabilities, Series C Convertible Preferred Stock and Shareholders' Deficit
Current Liabilities
Debt maturing within one year	425.4	12.0
Accounts payable	706.0	816.5
Accrued compensation	103.9	85.5
Other accrued liabilities	425.2	451.3
Sales taxes and taxes other than income	94.1	103.9
Income taxes	11.0	15.9
Held for sale liabilities	0.1	11.4
Current liabilities of discontinued operations	9.5	—
Total current liabilities	1,775.2	1,496.5
Long-term debt	1,196.4	1,581.6
Long-term operating lease liability	150.4	—
Employee benefit plans	128.2	128.3
Long-term income taxes	135.3	136.2
Other liabilities	55.2	72.1
Total liabilities	3,440.7	3,414.7

Series C convertible preferred stock	498.3	492.1

Shareholders' Deficit
Common stock	190.6	190.3
Additional paid-in capital	2,302.1	2,303.6
Retained earnings	2,195.4	2,234.3
Accumulated other comprehensive loss	(1,034.4)	(1,030.4)
Treasury stock, at cost	(4,602.3)	(4,602.3)
Total Avon shareholders' deficit	(948.6)	(904.5)
Noncontrolling interests	7.1	7.7
Total shareholders' deficit	(941.5)	(896.8)
Total liabilities, series C convertible preferred stock and shareholders' deficit	2,997.5	3,010.0

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AVON PRODUCTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three Months Ended
	March 31
	2019	2018
Cash Flows from Operating Activities
Net loss	$(33.5)	$(21.1)
Loss from discontinued operations, net of tax	(9.5)	—
Loss from continuing operations, net of tax	$(24.0)	$(21.1)
Adjustments to reconcile loss from continuing operations, net of tax to net cash used by operating activities:
Depreciation	20.6	20.8
Amortization	6.6	7.1
Provision for doubtful accounts	29.9	43.1
Provision for obsolescence	6.7	9.7
Share-based compensation	(0.5)	3.8
Revaluation of Argentinian monetary assets and liabilities and other foreign exchange losses	(19.2)	4.6
Deferred income taxes	8.2	1.8
Other	(8.6)	3.2

Changes in assets and liabilities:
Accounts receivable	(24.3)	(4.4)
Inventories	4.8	(58.4)
Prepaid expenses and other	38.4	0.1
Accounts payable and accrued liabilities	(164.2)	(106.3)
Income and other taxes	(12.0)	(0.9)
Noncurrent assets and liabilities	(5.1)	0.6
Net cash used by operating activities of continuing operations	(142.7)	(96.3)

Cash Flows from Investing Activities
Capital expenditures	(21.2)	(27.8)
Disposal of assets	0.4	0.8
Net proceeds from sale of business	46.4	—
Net cash provided (used) by investing activities of continuing operations	25.6	(27.0)

Cash Flows from Financing Activities
Debt, net (maturities of three months or less)	27.2	3.6
Repurchase of common stock	—	(2.7)
Other financing activities	(9.2)	(0.5)
Net cash provided by financing activities of continuing operations	18.0	0.4

Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(6.3)	13.9
Net decrease in cash and cash equivalents, and restricted cash	(105.4)	(109.0)
Cash and cash equivalents, and restricted cash at beginning of year(1)	536.4	881.5
Cash and cash equivalents, and restricted cash at end of period (2)	431.0	772.5

(1)	Includes cash and cash equivalents of $3.7 classified as Held for sale assets in the Company's Consolidated Balance Sheets at the end of the year in 2018

(2)	Includes restricted cash related to the sale of Avon Manufacturing (Guangzhou), Ltd at March 31, 2019.

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AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
(Unaudited)
(In millions)

CATEGORY SALES FROM REPORTABLE SEGMENTS (US$)
	Consolidated
	Reported
	Three Months Ended March 31		US$	C$
	2019	2018	% var. vs 1Q18	% var. vs 1Q18
Beauty:
Skincare	$349.3	$389.1	(10)%	1%
Fragrance	298.0	354.0	(16)	(4)
Color	189.2	235.7	(20)	(9)
Total Beauty	836.5	978.8	(15)	(3)
Fashion & Home:
Fashion (jewelry/watches/apparel/ footwear/accessories/children's)	164.3	188.6	(13)	(5)
Home (gift & decorative products/housewares/ entertainment & leisure/children's/nutrition)	115.4	129.4	(11)	1
Total Fashion & Home	279.7	318.0	(12)	(2)
Net sales from reportable segments	1,116.2	1,296.8	(14)	(3)
Other revenue from reportable segments	65.2	75.7	(14)	(2)
Total revenue from reportable segments	1,181.4	1,372.5	(14)	(3)
Total revenue from Other operating segments and business activities	5.5	21.0	(74)	(73)
Total revenue	$1,186.9	$1,393.5	(15)	(4)

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AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
Three Months Ended March 31, 2019
(In millions, except per share data)
This supplemental schedule provides adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the most directly comparable financial measure calculated and reported in accordance with GAAP.

	THREE MONTHS ENDED MARCH 31, 2019
	Reported (GAAP)	CTI restructuring initiatives	Other items	Adjusted (Non-GAAP)
Total revenue	$1,186.9	$—	$—	$1,186.9
Cost of sales	517.0	4.3	—	512.7
Selling, general and administrative expenses	673.8	49.2	4.1	620.5
Operating (loss) profit	(3.9)	53.5	4.1	53.7
Gain on sale of business	10.3	(10.3)		—
All other expenses	(10.9)	—	—	(10.9)
(Loss) income from continuing operations, before income taxes	(4.5)	43.2	4.1	42.8
Income taxes	(19.5)	(3.7)	—	(23.2)
(Loss) income from continuing operations, net of tax	$(24.0)	$39.5	$4.1	$19.6

Diluted EPS from continuing operations	$(0.09)			$0.03

Gross margin	56.4%	0.4	—	56.8%
SG&A as a % of revenue	56.8%	(4.1)	(0.3)	52.3%
Operating margin	(0.3)%	4.5	0.3	4.5%
Effective tax rate	(433.3)%			54.2%

Amounts in the table above may not necessarily sum because the computations are made independently.
Note: The diluted EPS impact for each Non-GAAP item on the table above is not provided due to the participation rights of the Series C convertible preferred stock. The Reported and Adjusted diluted EPS are calculated independently and factor in the participation rights of the Series C convertible preferred stock, and, therefore, would cause the amounts not to sum to Adjusted diluted EPS.

Three Months Ended March 31, 2019
Net cash (used) by operating activities of continuing operations	$(142.7)
Net cash provided by investing activities of continuing operations	25.6
Free cash flow	$(117.1)

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AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
Three Months Ended March 31, 2018
(In millions, except per share data)

This supplemental schedule provides adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the most directly comparable financial measure calculated and reported in accordance with GAAP.

	THREE MONTHS ENDED MARCH 31, 2018
	Reported (GAAP)	CTI restructuring initiatives	Special tax items	Adjusted (Non-GAAP)
Total revenue	$1,393.5	$—	$—	$1,393.5
Cost of sales	579.7	0.6	—	579.1
Selling, general and administrative expenses	768.9	10.3	—	758.6
Operating profit	44.9	10.9	—	55.8
Income before income taxes	10.4	10.9	—	21.3
Income taxes	(31.5)	(2.1)	9.2	(24.4)
Net loss	$(21.1)	$8.8	$9.2	$(3.1)

Diluted EPS	$(0.06)			$(0.02)

Gross margin	58.4%	—	—	58.4%
SG&A as a % of revenue	55.2%	(0.8)	—	54.4%
Operating margin	3.2%	0.8	—	4.0%
Effective tax rate	302.9%			114.6%

Amounts in the table above may not necessarily sum because the computations are made independently.
Note: The diluted EPS impact for each Non-GAAP item on the table above is not provided due to the participation rights of the Series C convertible preferred stock. The Reported and Adjusted diluted EPS are calculated independently and factor in the participation rights of the Series C convertible preferred stock, and, therefore, would cause the amounts not to sum to Adjusted diluted EPS.

Three Months Ended March 31, 2018
Net cash (used) by operating activities of continuing operations	$(96.3)
Net cash (used) by investing activities of continuing operations	(27.0)
Free cash flow	$(123.3)

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AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
(Unaudited)
(In millions, except per share data)

Approximate Impact of Foreign Currency
	THREE MONTHS ENDED MARCH 31, 2019
	Estimated impact ($ in millions)	Estimated impact on diluted EPS
Year-on-Year impact on Reported (GAAP) results:
Total revenue	(11) pts
Operating profit - transaction	$(25)	$(0.04)
Operating profit - translation	—	—
Total operating profit	$(25)	$(0.04)
Operating margin	(150) bps
Revaluation of working capital	$20	$0.03
Diluted EPS		$(0.01)

Year-on-Year impact on Adjusted (Non-GAAP) results:
Adjusted revenue	(11) pts
Adjusted operating profit - transaction	$(25)	$(0.04)
Adjusted operating profit - translation	(15)	(0.02)
Total Adjusted operating profit	$(40)	$(0.06)
Adjusted operating margin	(210) bps
Revaluation of working capital	$20	$0.03
Adjusted diluted EPS		$(0.03)

Amounts in the table above may not necessarily sum because the computations are made independently.

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Non-GAAP Financial Measures
To supplement the Company's financial results presented in accordance with GAAP, the Company discloses operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: revenue, Adjusted revenue, operating profit (loss), Adjusted operating profit, operating margin, Adjusted operating margin and diluted earnings (loss) per share. The Company also refers to these adjusted financial measures as constant dollar items, which are Non-GAAP financial measures. The Company believes these measures provide investors an additional perspective on trends and underlying business results. To exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, the Company calculates current-year results and prior-year results at constant exchange rates, which are updated on an annual basis as part of the Company's budgeting process. Foreign currency impact is determined as the difference between actual growth rates and constant-dollar growth rates.
The Company also presents revenue, cost of sales, gross margin, selling, general and administrative expenses, selling, general and administrative expenses as a percentage of revenue, operating profit (loss), operating margin, income (loss) before taxes, income taxes, net income (loss), diluted earnings (loss) per share and effective tax rate on a Non-GAAP basis. The Company refers to these Non-GAAP financial measures as "Adjusted." The Company also presents free cash flow as an additional financial measure for liquidity. The Company has provided quantitative reconciliations of the Non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP. See "Supplemental Schedule - Non-GAAP Financial Measures" within this release for these quantitative reconciliations.
The Company uses Non-GAAP financial measures to evaluate its operating performance. These Non-GAAP measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company believes investors find the Non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the Company's financial results in any particular period. The Company believes that it is meaningful for investors to be made aware of the impacts of: 1) CTI restructuring initiatives; 2) transaction fees and 3) one-time tax items that are not associated with recurring, normal operations ("Special tax items").
The Special tax items include the impact on the provision for income taxes in the Consolidated Statements of Operations during 2018 due to one-time tax reserves of approximately $9 million associated with the Company's uncertain tax positions.

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